Exhibit 10.1

JOINT VENTURE AGREEMENT
合资企业合同书

THIS JOINT VENTURE AGREEMENT (the "Agreement") made and entered into this 29th day of April, 2011 (the "Execution Date"), the “Agreement” is subject to approval by the government of the People’s Republic of China.

此合资企业合同书（以下简称 “合同书“）于2011年4月29日签署，此合同将由中国主管部门审批后生效。

BETWEEN

Chongqing Red Dragonfly Oil Co., LTD Fourth Floor, Linhua Huandao Mingdu No.13 Bayi Road, Yuzhong District, Chongqing, PRC

Legal Representative: Mr. Junlie Hu                                    Citizen ID: 510230195008270032

OF THE FIRST PART

and

Clean Power Concepts Inc. of 1620 McAra Street Regina, Saskatchewan S4N 6A6, Canada

OF THE SECOND PART

Legal Representative: Mr. Michael Shenher                       Passport: WQ900064

合同双方为：
甲方：重庆红蜻蜓油脂有限责任公司 地址：重庆市渝中区八一路13号林华环岛明都四楼
法人代表：胡君烈                                  身份证号：510230195008270032

乙方:           CLEAN POWER CONCEPTS INC  地址：加拿大萨斯喀切温省里贾纳市McAra街1620号
法人代表：Michael Shenher             护照号码：WQ900064

(Individually the "Member" and collectively the "Members").

甲方和乙方以下单独称为“一方”，合称为“双方”。

BACKGROUND:
背景情况：

A. The Members wish to enter into an association of mutual benefit and agree to jointly minimally invest and set up a Joint Venture enterprise.

甲方以及乙方本着互惠互利的原则，集体地意愿的共同来携手协商投资并建立此合资公司。

B. The terms and conditions of this Agreement set out the terms and conditions governing this association.

此合同所签署并且同意的条款与内容将延伸于做为共同管理此合资公司的条款与内容。

IN CONSIDERATION OF and as a condition of the Members entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

做为双方集体执行此合同的条件并且考虑到双方有益且有价值的相等回报，双方经过详细协商之后一并同意以下合同书所列的条款与内容：

Formation
合资公司成立结构

1.     By this Agreement the Members enter into a joint venture (the "Venture") in accordance with the laws of Canada. The rights and obligations of the Members will be as stated in the applicable legislation of Canada (the 'Act') except as otherwise provided here.

甲方与乙方，双方将依据加拿大的法律来签署建立合资公司（以下简称 “Venture”）。甲方与乙方的权力与责任将由加拿大的所属有关立法来阐明 （以下简称 “the Act” ）。除本合同规定除外。

Name

合资公司命名

2.     The business name of the Venture will be either North America Grain and Oil Group., Ltd, Western Grain and Oil Group Ltd., or Pan Pacific Green Food Inc Ltd., (Company name will be determined based on availability). The exclusive purpose of the Venture will be:

1.	Agricultural Commodities International Trading
2.	To manage and create logistical channes
3.	To either Lease or Acquire one or more 200,000 to 300,000 metric-ton facilities suitable for Crushing
4.	To expand or build 850,000 metric-ton new crushing facilities as deemed suitable by the Joint-Venture. Joint-Venture’s operations will extend through Canada and the United States of America.

合资公司法律名称将为：北美粮油集团、西部粮油集团、太平洋绿色食品有限公司（以最终注册名为准）。合资公司成立的目的为：1、开展农产品国际贸易，2、保证所有物流通道畅通，3、收购或租赁一个或多个20-30万吨年压榨能力的压榨厂，4、在已有菜籽压榨厂的基础上，扩建或新建至85万吨压榨能力的压榨厂。合资公司业务范围涉及加拿大与美国。

Term

合资期限

3.     The Venture will be perpetual and self – renewing, unless terminated as provided herein.

合资期限是永久的也是自动更新的，除非因本合同条款而终止。

Place of Business

合资地点

4.     The principal office and legal address of the business of the Joint Venture will be located at the city of Lethbridge, Alberta, Canada or such other place as the Members may from time to time designate.

合资公司总部以及公司法定地址为加拿大艾尔伯塔省莱斯桥市，或其它由双方集体协商指定的地址。

Business Management

合资公司管理事宜

5.     The Venture will be directed, controlled and managed by a management committee (the "Board of Directors "). Within the limits of the Purpose of the Venture and the terms of this Agreement, the Board of Directors will have full authority to bind the Joint Venture in all matters relating to the direction, control and management of the Venture. Authority to bind the Venture in contract or in any third party business relation lies exclusively with Board of Directors, or its delegate.

The Board of Members shall initially consist of Three Members, Where two of the members will represent Chongqing Red Dragonfly Oil Co., LTD and one will represent Clean Power Concepts, Mr. Junlie Hu will serve as the President of the Board until  removal. The Board of Directors will be able to appoint Representatives to act on its behalf on all matters relating to the business of the Joint Venture except changes in the Board of Members,

Control of the Joint Venture and Investment.Piror to Members’ decision(s) to be brought up to the Board, all parties should get all necessary approval(s) from their own authorities.

合资公司将由双方协商的董事会来管理，控制以及协调。董事会将拥有最高的直接权力来管理，控制以及协调合资公司的所有事宜。在合资公司经营范围内，董事会将拥有直接权力来控制合资公司与任何第三方公司签定合同，合同的事宜。董事会由三名成员组成，中方2名，加方1名，董事长由胡君烈担任，直到任期被终止为止。董事会根据合资公司业务需要聘请代表执行合资公司业务事宜，但没有权力来执行以下事宜：直接控制合资公司公司，更改董事会结构，以及任何涉及合资公司公司的投资事宜。

双方做出决议，应是在各自完成上级的审批手续的前提下。

6.     All actions and decisions respecting the appointment of an accounting firm for the Venture require the unanimous consent and agreement of the Board of Members.

所有关于聘请合资公司的会计师事务所的决定与事宜必须由董事会在达成一致的董事会决议的条件下决定。

7.     A General Manager or Subordinate Managers may be appointed where necessary or desirable with duties that shall be determined by the resolution of Board of Directors.

董事会决定任命总经理或项目经理（们）及制定其义务与责任，并出具董事会决议。

8.     Capital Contributions  Each of the Members has contributed to the capital of the Venture, in cash. The initial cash investment to the Venture will be three million Canadian Dollars, and contribute as follows (the "Capital Contribution"):

Member	Description	Cash Contribution
Chongqing Red Dragonfly Oil Co., LTD	China market knowledge, and potential customers.	95% of required capital
Clean Power Concepts Inc.	Project development expertise; grain handling expertise, project management expertise and logistical expertise inclusive of ports.	5% of required capital

每一方对合资公司注入的资本，通过现金将如下分配， 初期现金投资总额为300万加币：

投资方	描述	现金注入
重庆红蜻蜓油脂有限责任公司	中国市场经营专家意见，以及拥有的的市场。	95% 所需注入资本
Clean Power Concepts Inc.	项目承建专家意见, 农作物收购专家意见, 项目管理专家意见以及港口物流专家意见。	5% 所需注入资本

Duties of Members

9.     Each Member will be responsible for its respective duties as follows:

Member	Duties Description
Chongqing Red Dragonfly Oil Co., LTD	Seek out opportunities to consult, or develop oilseed and soybean projects. Perform duties as per the attached schedule of joint venture roles.
Clean Power Concepts Inc.
Seek out opportunities to consult, or develop oilseed projects. Perform duties as per the attached schedule of joint venture roles.
With CLEAN POWER CONCEPTS’s sound establishment throughout the commodity market, its direct relationship with the growers and the well-managed logistical channels, CLEAN POWER CONCEPTS will be committing to source 500,000 metric tones of canola seeds at minimum to the Venture on a yearly basis.

合资双方义务职责

每一方将对以下描述的义务职责来负责：

投资方	职责描述
重庆红蜻蜓油脂有限责任公司	积极寻找，咨询与油籽、大豆等作物利益相关项目的机会。执行由合资公司所决定的相关任务。
Clean Power Concepts Inc.	积极寻找，咨询与油籽、大豆等作物利益相关项目的机会。执行由合资公司所决定的相关任务。 利用CLEAN POWER CONCEPTS在北美的影响力，确保港口物流，陆路运输的安全畅通。利用其整个农产品市场的健全机构和与种植者的直接关系，承诺合资公司每年有至少50万公吨加拿大油菜籽来源。

10.     Duties of Members may be amended, from time to time, by decision of the Board of Directors, provided that the Members' Interest is not affected except with the unanimous consent of the Members.

双方的义务经董事会的决定可以随时更改，只要双方的利益不受影响，但双方一致同意者除外。

11.     The Members will not be personally liable for the return of all or part of the capital contributions of a Member, except as otherwise provided in this Agreement.

双方对任何一方缴付资本的全部或部分返还，将不承担个人责任，本合同规定除外。

Additional Capital

增资事宜

12.     No Member shall be required to contribute additional capital contributions, however, Capital Contributions may be amended from time to time, according to the requirements of the Joint Venture, by unanimous decision of the Management Committee, provided that the Members' Interests are not affected.

不应要求任何一方缴付增资认缴，但资本的认缴可根据合资公司的条件经董事会一致决定随时修订，只要双方的利益不受影响。

13.     Any advance of money to the Venture by any Member in excess of the amounts provided for in this Agreement or subsequently agreed to as an Additional Capital Contribution will be deemed a debt due from the Venture rather than an increase in Capital Contribution of the Member. This liability will be repaid with interest at such rates and times to be determined by a majority of the Board of Directors. This liability will not entitle the lending Member to a greater voting power. Such debts may have preference or priority over any other payments to Members as may be determined by a majority of the Members.

任何一方向合资公司作出的货币预付款超过本合同规定的数额或者后来双方同意作为增资缴付的数额，将视为合资公司所欠的债务而不视为该方资本缴付的增加。此债务不赋予借款方额外投票权。此项责任将偿还，并按董事会大多数决定的利率和时间支付利息。此类债务可以对由大多数成员决定的向双方所作的任何其他支付具有优先权。

14.     Profits and Loss:

Unless otherwise agreed to by the Members, Profits or Losses, after expenses of the Joint Venture, shall be shared as follows:

95% to Chongqing Grain Group Co.,Inc.

5% to Clean Power Concepts Inc.

The Joint Venture shall provide to each Member their pro-rata share

除非另有合同，合资公司扣除支出后的利润和亏损应按下列比例分配:

重庆粮食集团95%

清洁能源公司5%

合资公司应向每方提供其比例份额

Books of Account

合资公司帐目

Accurate and complete books of account of the transactions of the Venture will be kept and at all reasonable times，will be available and open to inspection and examination by any Member. The Books of Account will be kept on the cash basis method of accounting.

合资公司将保存交易的准确完整会计帐薄，并在所有的合理时间可用，且开放以供任何一方检查。会计帐薄将按会计现金基准方法保存。

Fiscal Year

The fiscal year will end on May 31st of each year.

每一年的财政年度截止日为五月三十一日.

Bank Accounts

合资公司银行帐户

The funds of the Venture will be placed in such investments and the Members will designate banking accounts. Venture funds will be held in the name of the Venture and will not be commingled with those of any other person or entity. All investments and expenses made by the Venture will have to be authorized or signed by the President of the Members of the Board.

合资公司的资金将以此种投资存放，双方将为此指定银行帐户。合资公司的资金将以合资公司名义持有，不与任何其他人或实体合并，合资公司所有的对外投资、支出必须由董事长签字或授权。

Management Duties

管理层义务以及职责

Duties and obligations of the Board of Directors in relation to the Venture will include the list in Addendum A:

董事会有关合资公司的责任和义务包括附录A中的清单：

Projects

15.
Any member can introduce a project to the joint venture. A project will be defined as a agricultural processing, manufacturing facility, or a crushing facility.  Acceptance of the project requires unanimous decision of the Management Committee, but no decision is mandatory to be made.  In the event that the management committee elects not to move forward on the project after a reasonable time, the introducing member may undertake the project on their own.

任何一方可向合资公司推荐项目。项目的定义为制造设施，或压榨设施、港口物流基地。项目的批准必须通过董事会一致同意，但不得作出任何强制性决定。如果在合理时间后管理委员会选择不推进该项目，介绍方可以自行从事该项目。

a.
The acceptance of a project will be committed to in writing, and each project shall have a budget of expenses and profits and allocation thereof, to be agreed upon by the members, before initiation of a project.

项目的批准以书面形式作出，且每个项目应当有在项目开始前经双方协商费用与利润及其分配的预算。

b.     Services and products supplied to the project will be prevented by the members at a fully loaded cost basis, or as otherwise agreed between the members.  It is incumbent upon the provider of service or products to supply them at accurately reflected cost.

合资方将对项目所需的成本开支来做全权监控，任何超出合理的成本开支是不允许的。

c.     Each project will be formed around a limited liability corporation, or other structure is mutually agreed, and all assets, liabilities, profits and losses shall be allocated to the project and accounted for using generally accepted accounting principles.

每个项目将围绕有限责任公司或协商一致的其他结构而设立，所有资产、责任、利润和亏损应分摊到该项目，且证明使用普遍接受的会计准则

At the end of each fiscal year, the members shall be supplied with a statement suitable for use by the member to satisfy taxation authorities with respect to tax matters.  Unless otherwise agreed to between the members, every project will have a tax distribution sufficient to satisfy the tax requirements of the member prior to distribution of access profits.

每一个财政年度的结束，所有的合资方会得到一份准确的帐目表来做报税准备。除非合资双方之间有其它的合同，每一个投资项目都会在利润分配之前来做合理的分税工作。

Meetings

会议

16.     Regular Board meeting or management meeting will be held only as required. Minutes of the meeting will be maintained on file.

正常需要的董事会议或管理会将会在有必要时召开。会议记录将被存档。

17.     Any Member can call a special meeting to resolve issues that require a vote, as indicated by this Agreement, by providing all Members with reasonable notice. Where a special meeting has been called, the meeting will be restricted to the specific purpose for which the meeting was held.

任何一方经向所有当事人提供合理通知，可提出召开特别会议以解决需投票解决的问题，正如本合同所规定。如果特别会议已经召开，该会议将限于举行该会议的目的。

18.     All meetings will be held at a time, either electronic or in person and in a location that is reasonable, convenient and practical considering the situation of all Members.

所有会议将逐一以电子的或亲自出席的方式召开，会议地点在考虑到所有当事人的情形后是合理的、方便的和实际的。

Amendments

修改

19.     This Agreement may not be amended in whole or in part without the unanimous written consent of the Members.

未经双方一致书面同意，不得对本合同作全部或部分修改。

Admitting a New Member

接纳新合作方

20.     New Members may be admitted into the Venture only with the unanimous consent of the existing Members. The new Member agrees to be bound by all the covenants, terms, and conditions of this Agreement, inclusive of all current and future amendments. Further, a new Member will execute such documents as are needed or required for this admission. Any new Member will receive a business interest in the Venture as determined by all other Members.

经现有合作方一致同意，可以接受新合作方加入合资公司。新合作方同意受本合同的所有合同、条款和条件的约束，包括现在和未来的修订。新合作方还将签署为本次接纳所必需或要求的文件。任何新合作方将接受所有其他合作方决定的合资公司中的经营利益。

Dissociation of a Member

一方的退出

21.     Where a Member is in breach of this Agreement and said Member has not remedied the breach on notice from the Venture and after a reasonable period then the remaining Members will have the right to terminate this Agreement with regard to the individual defaulting Member (an "Involuntary Withdrawal") and take whatever action necessary to protect the interests of the Venture.

一方违反本合同且自合资公司发出通告或一段合理期限后未对违约作出任何补救时，其他方将有权终止与该单个违约方有关的本合同（“非志愿退出”），并采取一切所必需的行动以保护合资公司的利益。

22.     If the Venture is harmed as the result of an act or failure to act of an individual Member then the said Member alone will be liable for said harm. If more than one Member is at fault then they will be jointly and severally liable for said harm.

合资公司因一单独方的行为或不行为遭受损害时，该方单独对该损害承担责任。一个以上的当事方有过错的，将对该损害承担共同责任和各自责任。

23.     Each Member will indemnify the other Members against all losses, costs and claims that may arise against them in the event of the Venture being terminated as a result of breach of the Agreement by the said Member.

每位当事方将对其他当事方因其违反本合同导致合资公司终止所遭受的所有损失、费用和索赔负责赔偿。

24.     If a Member is placed in bankruptcy, or withdraws voluntarily from the Venture, or if there is an Operation of Law against a Member, the other Members will be entitled to proceed as if the Member had breached this Agreement.

一方处于破产或志愿退出合资公司，或有适用于一方的法律，其他方将有权继续下去，尤如该当事方已经违反本合同那样。

25.     Distribution of any amount owing to a dissociated Member will be made according to the percentage of ownership as described in the Valuation of Interest or as otherwise may be agreed in writing.

欠退出方的任何金额的分配将根据利益估价中规定的所有权比例或另行书面协议的规定作出。

26.     Upon dissociation of one of the Members, the remaining Member will have the first right to purchase any remaining shares of the dissociated Member.

如一方退出，另一方对退出方的股权有优先购买权。

Dissolution of the Joint Venture

合资公司解散

26.     The Venture will be dissolved and its assets liquidated in the event of any of the following:

具有下列情形之一的，解散合资公司并清算其资产：

a.          The Term of the Venture expires and is not extended.

合资公司的期限届满且未延长。

b.          A 50 percent vote by the Members to dissolve the Venture.

合作方50%票决解散合资公司。

c.          On the willingness to terminate the Venture by Members..

合资双方都有意愿结束合作。

d.          Loss or incapacity through any means of substantially all of the Venture's assets.

合资公司实质上的全部资产亏损或无力继续经营。

e.          Where, on the dissociation of a Member, only one Member remains in the Venture.

或当合资的一方已经退出，合资公司只剩下一方。

f.          On the liquidation of the Venture assets, distribution of any amounts to Members will be made according to the percentage of ownership as described in the Valuation of Interest or as otherwise may be agreed in writing.

合资公司资产清算时，将根据利益评估表中规定的所有权比例或书面协议的另外规定，向当事方作出任何金额的分配

Liquidation

清算

27.     The Venture will be liquidated promptly and within a reasonable time on dissolution of the Venture.

在合资公司解散时的合理时间内迅速清算。

Valuation of Interest

评估事宜

28.     In the absence of a written agreement setting a value, the value of the Venture will be determined based on the fair market value appraisal of all Venture assets (less liabilities) in accordance with generally accepted accounting procedures by an independent accounting firm agreed to by all Members.

如果没有规定价值的书面协议，合资公司的价值将以所有合资公司的资产（减去负债）的公平市场价值估量为基准，根据所有当事方同意的一家独立会计事务所普遍接受的会计常规来决定。

An appraiser will be appointed within a reasonable period of the date of withdrawal or dissolution. The results of the appraisal will be binding on all Members. A withdrawing Member's interest will be based on the proportion of their respective Capital Accounts less any outstanding liabilities a Member may have to the Venture. The intent of this section is to ensure the survival of the Venture despite the withdrawal of any individual Member, regardless of the dissolution of any one of the Members, the appraisal or Valuation of Interest should be completed within 90 business days.

在退出或解散之日后一个合理期限内由双方同意任命的评估者。评估结果对所有当事方有约束力。退出方的利益将以各自的资本帐户的比例减去一方必须偿还合资公司的任何未了债务为基础。本款的意图是确保合资公司的幸存者，不管任何单个当事方的退出，评估应在90天内完成

29.     No financial value of the Venture will be made for goodwill, trade name, patents or other intangible assets, except where those assets have been reflected on the Venture books immediately prior to valuation.

所有企业的商誉，品牌，专利或者其它的无形资产将不会做为实制资产来评估，除非此类资产在评估之前已被纳入合资公司的帐簿。

Transfer of Venture Interest

合资公司利益的转让

30.     A Member will not in any way alienate their interest in the Venture or its assets. Any such prohibited transfer, if attempted, will be void and without force or effect.

任何一方不得以任何方式转让其在合资公司中的利益或其资产。如果有人试图转让，此类任何禁止性的转让将是无效的且不具有效力。

Voting

投票

31.     Any management vote required by the Members will be determined such that the number of votes each Representative is entitled to cast will be based upon the proportion of the corresponding Member's Contribution in the Member’s Management Committee. All decisions made by the Board of Members require 2/3 of the total votes.

各方要求的任何管理方面的投票将按下列票决，即每个代表有权投的票数取决于对应的当事方在董事会中的出资额，任何董事会方面的决议须由2/3的赞成票通过。

Force Majeure

不可抗力

32.     A Member will be free of liability to the Venture where the Member is prevented from executing their obligations under this Agreement in whole or in part due to force majeure where the Member has communicated the circumstance of said event to any and all other Members and taken any and all appropriate action to mitigate said event. Force Majeure will include, but not be limited to, earthquake, typhoon, flood, fire, insurrection and war or any other unforeseen and uncontrollable event.

“不可抗力”指超出本合同双方控制范围的，不能预见、不能避免或不能克服的所有事件，该事件使得本合同任何一方部分或者完全不能履行本合同。这类事件包括但不限于地震、台风、洪水、旱灾、火灾、战争、动乱、骚乱、全国或地方紧急状态、政府管制、或者其适用发生变化，或者其他任何无法预见，避免或者控制的事件。如果发生不可抗力事件，一方在本合同项下受不可抗力影响的义务在不可抗力造成的延误期间自动中止，该方无须为此承担违约责任。发生不可抗力，双方应立即进行相互磋商，寻求一项公正的解决方案，并且要尽一切合理的努力将不可抗力的影响降至最小”

Non-circumvention

保密合约（禁止欺诈）

NOW THEREFORE, IT IS AGREED:

现在，双方同意：

The “Parties” intending to be legally bound, hereby irrevocably agree, and guarantee each other they shall not, directly or indirectly interfere with, circumvent or attempt to circumvent, avoid, by-pass, or obviate each other’s interest, or the interest or relationship between the “Parties” with producers, sellers, buyers, brokers, dealers, distributors, financial institutions, technology owners, developers or manufacturers, to change, increase or avoid directly or indirectly payment of established or to be established fees, commissions, or continuance of pre-established relationship or intervene in non-contracted relationship with manufacturers or technology or information owners with intermediaries, entrepreneurs, legal counsel, or initiate buy/sell relationships, or transactional relationships that by-pass one of the “Parties” with any corporation, producer, technology or informational owner, partnership, or individual revealed or introduced by one of the “Parties” to one another in connection with any on-going or future “transaction” or “project”.

参与方在此有责任并必然向对方承诺他们不可直接或者间接的干扰，回避或者试图回避，或者损害双方的利益和关系或者是参与方与执行方、买方、卖方、中间人、贸易商、批发商、船东、金融机构、技术拥有者、制造商的利益或者关系。对于已经发生或即将发生的费用、佣金的付款或者之前合作关系的继续，参与方不可改变、增加、直接或者间接的拒绝。也不可试图干扰还未形成的与制造商或者技术拥有者的关系，和现在的企业、法律委员会、最初的买卖和交易的关系，这些关系影响正在进行的或者是将来的交易

Furthermore, the “Parties” irrevocably agree that they shall not disclose or otherwise reveal directly or indirectly to any third party, any confidential information provided by one party to the other, or otherwise acquired, particularly, contract terms, product information, or manufacturing processes, prices, fees, financing agreements, schedules, and information concerning the identity of sellers, buyers, dealers, borrowers, brokers, lenders, distributors, developers, manufacturers, technology and information owners, or their representatives, and specific individual names, addresses, principals, or fax, telephone, web or email information, and and/or all other information advised by one “Party” to another as being confidential or privileged, with the prior specific written consent of the “Party” providing such information.  Neither “Party” may be held liable if, though no action or fault of the later, any of the above mentioned the owner or a third party releases confidential information.

合同双方必须同意他们将不泄露，不直接或者间接的揭漏任何一方提供给另一方的机密的信息或者必要的信息特别是合同的条款、货物的信息或者制造方的流程、价格、费用、银行信息、程序和关于卖方、制造商、买方、贷款方、借款方、代理方、批发商、制造商、技术拥有者或者他们的代理的身份的信息，特别是他们的名字、地址、负责人、电话、传真、相关产品或者技术的信息，还有其他的一方要求另一方提供的作为机密的信息，未经提供信息一方的特殊的书面同意不能提供。

This agreement shall be valid for a minimum period of three (3) years from the date of the agreement, and for two (2) years after completion of each transaction or exchange of information, whichever occurs later, with an additional two (2) years automatic roll-over renewal at the close of each transaction or exchange of information, and thereafter at the end of any roll-over period, with the need of advisement, unless mutually agreed in writing to be terminated by all the “Parties”, which termination can occur at any moment, and must be acknowledged by notice through certified or registered mail. If notice is not given by all the “Parties” within ten (10) days after the beginning of a new roll-over period, it shall be construed that the agreement is in full force, and in effect between the “Parties” for another two (2) years.

此保密协议自签署起，有效期为三年，自动延长期为两年. 如果双方要终止此保密协议, 双方必修书面的来通知对方，如果在新的延长期开始后十个工作日之内未收到对方的书面通知，那么此保密协议自动延续两年。

Legal remedy for breach of any of the above agreed to covenants shall be governed by the laws of Canada.  In the event that an amicable settlement cannot be agreed to by mutual discussion and/or by arbitration by a third party, each of the “Parties” subject to the declared breach shall be responsible for their own legal expenses, until a settlement or judgment is reached, provided however, that the party found in default by a judgment shall compensate in the full the aggrieved party for all of its legal expenses, not withstanding any other provisions of the judgment.

由合同所产生的所有的争端最终都遵循联邦法院的仲裁法律条例来解决，根据此条款，对于公然违反合同条约的一方必须承担他们的诉讼费用，直到给出判决或者达成协议的解决办法。但是，被认定为有错的一方补偿受损失的一方继承人代理人以及合同约定的全部费用。

Duty of Loyalty

忠诚声明

33.     No Member will engage in any business, venture or transaction, whether directly or indirectly, that might be directly competitive with the business of the Venture or that would be in direct conflict of interest to the Venture. Any potential conflicts of interest will be deemed an Involuntary Withdrawal by the offending Member and may be treated accordingly by the remaining Members. A withdrawing Member will not carry on a similar business to the business of the Venture within any established or contemplated market regions of the Venture for a period of at least 1 year.

任何一方，无论直接或间接，都不准与任何第三方联系与合作从而直接与间接的影响，损害到合资公司的利益。如若发现，在董事会调查决定后将自动取消改冒犯方的合资资格，并且此方将不能在一年内在合资公司已经建立的市场范围内从事任何相关的经营活动。

Language

合同文字

34.     This Agreement and all other notices and agreements required by the Venture will be written and interpreted exclusively in English. This Agreement is in compliance to the translated Chinese version, truly and verified.

此合同为中英文对照版本，内容一致，法律效力以英文为准。

Insurance

保险

35.     The Venture will insure all its assets against loss where reasonable and standard practice in the industry. Value and term of the insurance policy shall be determined by the Board of Members. Insurance cost shall be assumed by the Venture.

合资公司在经营期内为保护公司不因各类灾害而受损失，应向保险公司投保。保险的险别，投保的价值和期限等应由董事会根据业内要求作出决定。发生的保险费由合资公司承担。

Indemnification

损害赔偿

36.     Each Member will be indemnified and held harmless by the Venture from any and all harm or damages of any nature relating to the Member's participation in Venture affairs except where the said harm or damages results from gross negligence or willful misconduct on the part of the Member.

损害赔偿（indemnification）条款，是减少合同风险的重要条款。本条款约定合同的一缔约方有故意的不当的作为时而导致合资公司损失，那么此方应当对其它合资方以及公司进行损害赔偿。

Liability Insurance

责任保险

37.     The Venture may acquire insurance on behalf of any Member, employee, agent or other person engaged in the business interest of the Venture against any liability asserted against them or incurred by them while acting in good faith on behalf of the Venture.

合资一方有权力，也有义务向保险公司投保来应付因其善意行事所造成的过失而对其它合资方以及合资公司所造成的损失。

Covenant of Good Faith

诚信盟约

38.     Members will use their best efforts, fairly and in good faith to facilitate the success of the Venture.

合资双方同意尽其权力，公证和真诚的来确保合资公司的成功运作经营。

Full Disclosure

完整披露

39.     It is acknowledged that each Member is a distinct business entity and may from time to time have financial and business interests outside the Venture.

承认任何一方是明显的经营实体，并在合资公司之外有金融或经营性利润。

Joint Venture Property

合资公司的资产

40.     Where allowed by statute, title to all Joint Venture property, including intellectual property, will remain in the name of the Joint Venture.

在法令条例的允许保护下，所有合资公司的资产，包括知识产权将归合资公司所拥有。

Jurisdiction

管辖权

41.     The Members submit to the jurisdiction of the supreme court of Canada for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement.

所有合作方服从加拿大最高法院有关执行本合同的管辖权或产生于本合同的任何仲裁裁决或判决。

Assignment of Interest

权益分配

42.     The rights and obligations of a Member are not unique to the Joint Venture and may be assigned without the consent of the remaining Members.

合资公司无权来分配合资方在此合同规定范围外的权力与义务，合资方的权力与义务的分配无需通过其它合资方的批准同意。

Mediation and Arbitration

争议的解决

43.     In the event a dispute arises out of or in connection with this Agreement the parties will attempt to resolve the dispute through friendly consultation.

凡因执行本合同所发生的或与本合同有关的一切争议，双方应通过友好协商解决

44.     If the dispute is not resolved within a reasonable period then any or all-outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is not successful in resolving the entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of Canada. The arbitrator's award will be final, and the Supreme court of Canada may enter judgment upon it.

如果协商不能解决, 应按照相关调解法定规则调解。如果调解不成功，应提交加拿大最高法院根据该仲裁机构的仲裁程序进行仲裁。仲裁裁决是终局的，对双方都有约束力。

Warranties

担保

45.     All Members represent and warrant that they have all authority, licenses and permits to execute and perform this Agreement and their obligations under this Agreement and that the representative of each Member has been fully authorized to execute this Agreement.

所有合资方在此担保以及确认，其指派执行此合同的人员拥有所有的授权，执照以及许可证来完全执行此合同的条款以及内容。

Additional Terms

增加内容

46.     Utmost Good Faith the requirement exists for utmost good faith.

合资双方应本着最大限度的真诚与诚信来坦诚相对。

47.     Intention The intention of this joint venture is to proceed by consensus on projects where there is the reasonable expectation of profit.

合资的一致共识与愿望是去获得合理的利益回报。

Definitions

定义

48.     For the purpose of this Agreement, the following terms are defined as follows:

此合同的一些必要定义如下：

a.          "Capital Contributions" The capital contribution to the Joint Venture actually made by the parties, including property, cash and any additional capital contributions made.

“认缴资本” 合资公司所获取的认缴资本是由合资方（复数）来提供的，包括土地，现金以及其它认缴资本的形式。

b.          "Majority Vote" A Majority Vote is any amount greater than one-half of the authorized votes.

“多数票”，多数票的定义是指任何超过一半的授权票数。

c.          "Operation of Law" The Operation of Law means rights or duties that are cast upon a party by the law, without any act or agreement on the part of the individual including but not limited to an assignment for the benefit of creditors, a divorce, or a bankruptcy.

“法律的效应” 法律有权在无人决定或表达意愿的情况下来代表仲裁，但不包括对债权人的利益分配，分离，或者破产。

Miscellaneous

其他事宜

49.     This Venture is termed a contractual joint venture and will not constitute a Partnership. Members will provide services to one another on an arms' length basis while remaining independent business entities. There will be no pooling of profits and losses. Each Member is responsible only for its own actions and will not be jointly or severally liable for the actions of the other Members.

该合资公司为契约式合资公司，并不会构成隶属关系。公司成员只会对另一方提供基础的服务，而其余时候彼此独立的业务实体。将不会有利润和亏损的关系。每个成员只对自己的行为负责，不会为其他成员的行为，承担共同或连带责任。

50.     Time is of the essence in this Agreement.

双方认为，时间因素至关重要。

51.     This Agreement may be executed in counterparts. Facsimile and electronic signatures are binding and are considered to be original signatures.

此合同的执行副本是有效的。传真以及电子签名是有约束力的，可以做为原签名来对待。

52.     Each term, covenant, condition, and provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

此合同所牵涉的每一个条例，条款以及协约都是具有法律效应的，如果此合同中所牵涉的任意一个条例，条款以及协约被法院裁定为无效或者不能强制执行的，那么合同的签署双方将协商来讨论与更改此条例，条款以及协约从而使其具有被法律监管控制的法律效应。

53.     This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

此合同包括了所有签署方之间协商同意的内容。所有协商条款以及互相理解已经被包括在此合同中。一些在谈判过程中的口头上的声明或陈述或许与最终书面上达成的内容有所不同。所有此类口头上的声明或陈述是无效的。只有书面上的条款才有最终的约束力。

54.     This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Member's successors, assigns, executors, administrators, beneficiaries, and representatives.

此合同中的条款以及内容对任何一方的继任人，委派人，执行人，管理人，受益人，和其它代表都具有约束力。

55.     Unless expressly provided to the contrary in this Agreement, each and every one of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

除非在此合同中另有明确表示，本合同中的每一项权力，补救方法以及得益都是累加的，并不排除法律规定的其它权力，补救方法以及得益。

IN WITNESS WHEREOF the Members have duly affixed their signatures under hand and seal on this 29th  day of April, 2011.

Chongqing Grain Group Co., Inc.

Per: /s/ Junlie Hu (Seal)

Clean Power Concepts Inc.

Per: /s/ Michael Shenher (Seal)